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                                                                     EXHIBIT 5.1

                  [LETTERHEAD OF GRAY CARY WARE & FREIDENRICH]

                                          October 29, 1997

3Com Corporation
5400 Bayfront Plaza
Santa Clara, California 95052-8145

Ladies and Gentlemen:

    This opinion is furnished to you in connection with the filing of a Registration Statement (the "Registration Statement") on Form S-4 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of Three Hundred Fifty-Five Thousand Seven Hundred (355,700) shares of Common Stock (the "Common Stock") of 3Com Corporation, a Delaware corporation ("3Com" or the "Company").

    We have acted as counsel for the Company in connection with the issuance of such shares of Common Stock pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of February 26, 1997 and amended as of March 14, 1997, by and among the Company, TR Acquisitions Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company, 3Com (California) Corporation, a California corporation and a wholly-owned subsidiary of the Company ("3Com California"), and U.S. Robotics Corporation, a Delaware corporation (the "Merger Agreement"). We have examined signed copies of the Registration Statement and all exhibits thereto, all as filed with the Commission. We have also examined and relied upon the originals or copies of minutes of meetings of the Board of Directors of the Company, the Certificate of Incorporation and the Bylaws of the Company, the Agreement and Plan of Merger and Reincorporation by and between the Company and 3Com California (the "Reincorporation Agreement"), and such other documents as we have deemed material to the opinion set forth below.

    Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued by 3Com pursuant to this Registration Statement are duly authorized by the Company, and that such shares of Common Stock of the Company, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as part of the Registration Statement. We also consent to the incorporation by reference to the use of our firm name in the Registration Statement on Form S-4 of the Company (File No. 333-23465) as declared effective by Commission on May 8, 1997, which is incorporated by reference in this Registration Statement.

    This opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.

                                          Very truly yours,

                                          /s/ GRAY CARY WARE & FREIDENRICH
                                          GRAY CARY WARE & FREIDENRICH
                                          A Professional Corporation